Exhibit 99.1

Yumanity Therapeutics Exploring Strategic Alternatives to Enhance Shareholder Value and Announces Restructuring

BOSTON, Feb. 17, 2022 — Yumanity Therapeutics (Nasdaq: YMTX), a clinical-stage biopharmaceutical company focused on the discovery and development of innovative, disease-modifying therapies for neurodegenerative disease, today announced that it is exploring strategic alternatives with the goal of enhancing shareholder value. The Company has engaged HC Wainwright as its exclusive financial advisor to assist in this process.

Potential strategic alternatives that may be considered as part of this process include an acquisition, merger, reverse merger, other business combination, sales of assets, licensing or other strategic transactions involving the Company. There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions, or that, if completed, any agreements or transactions will be successful or on attractive terms. No timetable has been established for the completion of this process, and the Company does not expect to disclose developments unless and until the Board of Directors has concluded that disclosure is appropriate or required.

In addition, the Board of Directors has approved a strategic restructuring with the objective of preserving capital. As part of the restructuring, the Company anticipates eliminating approximately 60% of its workforce, to be completed by April, among other actions to reduce cash burn while the Company explores strategic alternatives. The Company also expects to incur a non-recurring charge of approximately $0.4 million in the first quarter of 2022 related to the restructuring.

About Yumanity Therapeutics

Yumanity Therapeutics is a clinical-stage biopharmaceutical company dedicated to accelerating the revolution in the treatment of neurodegenerative diseases through its scientific foundation and drug discovery platform. Yumanity’s drug discovery platform enables the Company to rapidly screen for potential disease-modifying therapies by overcoming the toxicity of misfolded proteins associated with neurogenerative diseases. Yumanity’s pipeline consists of programs focused on Parkinson’s disease, Lewy body dementia, multi-system atrophy, amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease), frontotemporal lobar dementia (FTLD), and Alzheimer’s disease. For more information, please visit www.yumanity.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the process of evaluating strategic alternatives and restructuring, the terms, timing, structure, benefits and costs of any strategic transaction or restructuring and whether either will be consummated at all, and the impact of any strategic transaction or restructuring on the Company. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements in this press release are based on Yumanity Therapeutics’ current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that a strategic alternative will not be available on favorable terms, if at all, the risk that any strategic transaction will not be successful, the risk that we will not achieve the expected cost savings we expect from the restructuring, the risks and uncertainties relating to the resolution of the current partial clinical hold for YTX-7739, the risk that any one or more of our product candidates will not be successfully developed or commercialized, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 pandemic or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates, and other risks and uncertainties, and other important factors, described in the section entitled “Risk Factors” in Yumanity Therapeutics’ most recent Annual or Quarterly Report, and other important factors in Yumanity Therapeutics’ subsequent filings with the Securities and Exchange Commission. Yumanity Therapeutics explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investors:

Burns McClellan, Inc.

Lee Roth

lroth@burnsmc.com

Media:

Burns McClellan, Inc.

Robert Flamm, Ph.D.

rflamm@burnsmc.com